AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 1999
     REGISTRATION  NO.  ___________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  __________

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ______________
                          NEW PLANET RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE          1041          APPLIED  FOR
 (State or other jurisdiction of              (Primary Standard Industrial
(I.R.S.  Employer
     incorporation  or  organization)          Classification  Code  Number)
Identification  Number)
          A.  W.  DUGAN,  PRESIDENT  AND  CEO
          NEW  PLANET  RESOURCES,  INC.
     1415  LOUISIANA,  SUITE  3100          1415  LOUISIANA,  SUITE  3100
     HOUSTON,  TEXAS  77002          HOUSTON,  TEXAS  77002
     (713)  658-1142          (713)  658-1142
     (Address,  including  zip  code, and telephone number     (Name, address,
including  zip  code,  and
     including area code, of registrant's principal Executive offices) telephone number including area code, of agent for service)
                                  Copies to:
     ROBERT  L.  SONFIELD,  JR.,  ESQ.          JONATHAN  C.  GILCHRIST,  ESQ.
     SONFIELD  &  SONFIELD          NATIONAL  LAW  LIBRARY,  INC.
     770  S.  POST  OAK  LANE          ONE  PARK  TEN  PLACE
     HOUSTON,  TEXAS  77056          HOUSTON,  TEXAS  77084
     (713)  877-8333          (281)578-8800
     FACSIMILE:  (713)  877-1547          FACSIMILE:  (281)578-8898


                                _______________
       Approximate date of commencement of proposed sale to the public:
      As soon as practicable on or after the Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:    [x]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE


                        NUMBER OF      PROPOSED MAX    PROPOSED MAX  AMOUNT OF
TITLE OF SECURITIES      SHARES       OFFERING PRICE     AGGREGATE       REG.
BEING  REGISTERED   BEING REGISTERED     PER SHARE     OFFERING PRICE     FEE
-----------------------------------------------------------------------------
Common  Stock          1,605,818          $.0069(2)       $11,000     $3.33
Common  Stock  Options   405,000              -               -          -
Common  Stock(1)         405,000          $  .15          $60,750    $18.47
--------------
(1)  Issuable  upon  exercise  of  Common  Stock  Options.
(2) Estimated solely for purposes for calculating the registration fee pursuant to Rule 457 based upon the book value of the Common Stock as of March 26, 1999.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                       3
     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     INITIAL  PUBLIC  OFFERING
     PROSPECTUS

                  SUBJECT TO COMPLETION, DATED APRIL 19, 1999


                          NEW PLANET RESOURCES, INC.



                       1,605,818 SHARES OF COMMON STOCK


New Planet Resources, Inc.      We  will  own  all  of  the  assets  of  Planet
1415 Louisiana, Suite 3100      Resources, Inc. which are subsurface  mineral
Houston, Texas 77002            rights  in  the  City  of  Mullan,  Idaho.

As a Planet stockholder or      This is our initial public offering, and no
optionholder you will pay       public  market  currently  exists  for  our
no consideration for the        shares.
shares of our Common Stock
and our options to be           Any person who (i) owned shares of Planet on
received by you in the          the 24th day of March, 1999 and still owned
Distribution.  There is         the shares on April 14, 1999, or (ii) purchased
currently no public trading     shares of Planet in the open market prior to
market for our shares of        the close of business on April 14, 1999 will
Common Stock.                   receive New Planet Common Stock in the
                                Distribution.


                           Proposed Trading Symbol:
               Over-The-Counter Bulletin Board ("OTCBB") -- PLRS


                     _____________________________________

   The Shares Involve a High Degree of Risk.  See "Risk Factors" Beginning on
                                   Page 10.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                               April ___, 1999.

                                       5

                          NEW PLANET, INC. PROSPECTUS

                               TABLE OF CONTENTS

AVAILABLE  INFORMATION...........................................          5
CAUTIONARY  STATEMENTS...........................................          6
PROSPECTUS  SUMMARY..............................................          7
Overview.........................................................          7
New  Planet......................................................          7
The  Offering....................................................          8
Certain  Tax  Considerations.....................................          8
New  Planet  Stock  Option  Plans................................          8
Expenses.........................................................          8
Risk  Factors....................................................          9
RISK  FACTORS....................................................          10
Absence  of  Prior  Trading  Market..............................          10
Indemnification  Obligations.....................................          10
Lack  of  Business  to  be  Conducted  by  New  Planet...........          10
Absence  of  Dividends  on  Common  Stock........................          10
Voting  Control;  Potential  Anti-Takeover  Effect...............          10
Requirements  of  Current  Prospectus  and  State  Blue  Sky
    Registration  in Connection  with  the  Exercise  of  the
       New  Planet Options Which May Not Be Exercisable  and
          May  Therefore  Be  Valueless..........................          11
Exercise  of  New  Planet  Options  May  Have Dilutive Effect
    on Market....................................................          12
Additional  Authorized  Shares Available for Issuance May Adversely
    Affect the Market............................................          12
Shares  Eligible  for  Future  Sale  May  Adversely  Affect
    the Market...................................................          12
Dependence  on  Key  Personnel...................................          12
Year  2000  Risk.................................................          13
USE  OF  PROCEEDS................................................          13
CAPITALIZATION...................................................          13
THE  DISTRIBUTION................................................          13
Terms  of  the  Distribution  Agreement..........................          14
Manner  of  Effecting  the  Distribution.........................          14
Listing of New Planet  Common  Stock;  Restrictions on Resale....          14
Treatment  of  Indebtedness......................................          14
Expenses.........................................................          15
Indemnification  and  Insurance..................................          15
Terms  of  the    Indemnification  Agreement.....................          15
CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES......................          15
General..........................................................          15
Taxation  of  Stock  as  a  Dividend.............................          16
Taxpayer  Relief  Act............................................          17
Backup  Withholding..............................................          17
Certain  State  Tax  Consequences................................          17
DIVIDEND  POLICY.................................................          17
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS...................................          18
Year  2000.......................................................          18
Cautionary  Statement  Regarding  Forward  Looking  Statements...          19
BUSINESS.........................................................          19
General..........................................................          19
Properties.......................................................          19
Employees........................................................          19
Legal  Proceedings...............................................          19
MANAGEMENT.......................................................          20
EXECUTIVE  AND  DIRECTOR  COMPENSATION...........................          20
THE  NEW  PLANET  STOCK  INCENTIVE  PLAN.........................          20
General  Provisions  of  the  Stock  Incentive  Plan.............          21
Stock  Options  and  Stock  Appreciation  Rights.................          21
Restricted  Stock................................................          22
Tax  Information.................................................          22
PRINCIPAL  STOCKHOLDERS  OF  NEW  PLANET.........................          23
DESCRIPTION  OF  NEW  PLANET  CAPITAL  STOCK.....................          24
Authorized  Capital  Stock.......................................          24
New  Planet  Preferred  Stock....................................          24
New  Planet  Common  Stock.......................................          24
New  Planet  Common  Stock  Options..............................          24
SHARES  ELIGIBLE  FOR  FUTURE  SALE..............................          27
LEGAL  MATTERS...................................................          28
EXPERTS..........................................................          28
INDEX  TO  FINANCIAL  STATEMENTS.................................         F-1

                           AVAILABLE INFORMATION

     New Planet has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of New Planet Common Stock described in this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto, certain portions having been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete with respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement. Reference is made to such exhibits for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's Web site (http://www.sec.gov).

This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference) by contacting New Planet at 1415 Louisiana, Suite 3100, Houston, Texas 77002, Attention: Chief Financial Officer, telephone (713) 658-1142.
                                       6

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEW PLANET, PLANET OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEW PLANET OR PLANET SINCE THE DATE OF THIS PROSPECTUS.

                            CAUTIONARY STATEMENTS

     This Prospectus contains statements relating to future results of New Planet and Planet (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as promulgated by the Litigation Reform Act, expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, regulatory conditions, government healthcare spending, integration of acquisitions and competitive pricing pressures, all as detailed from time to time in the filings of New Planet and Planet made with the Commission.

When used in this Prospectus with respect to New Planet and Planet the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this Prospectus under the headings "Risk Factors," "The Distribution," "Certain Federal Income Tax Consequences," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." New Planet and Planet do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      28
                              PROSPECTUS SUMMARY

     This Prospectus is being furnished to stockholders of Planet together with the Information Statement. The following summary is qualified in its entirety by the more detailed information and financial statements, including
the  notes  thereto,  appearing  elsewhere  in  this  Prospectus.    Planet
stockholders are urged to read this Prospectus in its entirety. Except where otherwise indicated, the description of New Planet and its businesses contained herein assumes the completion of the Distribution and the Acquisition.

OVERVIEW

     Prior to the Distribution, Planet's Mineral Properties will be transferred or contributed to New Planet, a wholly-owned subsidiary of Planet, and all of the New Planet Common Stock and New Planet Options will be distributed to the stockholders and optionholders of Planet at the rate of one share of New Planet Common Stock per share of Planet Common Stock and one New Planet Common Stock Purchase Option per Common Stock Purchase Option outstanding as of the Distribution Record Date. Planet's only remaining business then will be owned by New Planet. National will continue its corporate existence under the laws of the State of Texas as a wholly owned subsidiary and the only material asset of Planet. As a result of the
Distribution, New Planet will be an independent, publicly-traded company owning the Mineral Properties and owned by the stockholders of Planet as of the Distribution Record Date. Immediately following the Acquisition, the name of New Planet will be changed to "Planet Resources, Inc" and the Name of Planet will be changed to "National Law Library, Inc."

NEW  PLANET

     New Planet is currently a wholly-owned subsidiary of Planet incorporated under the laws of the State of Delaware. By virtue of the restructuring of Planet as part of the Distribution, all of the Mineral Properties of Planet, will be contributed to New Planet prior to the Distribution. New Planet Common Stock and New Planet Options will be distributed to the stockholders and optionholders of Planet. The mailing address of Planet's principal executive offices is 1415 Louisiana, Suite 3100, Houston, Texas 77002, and the
telephone  number  at  such  address  is  (713)  658-1142.    Following  the
Distribution, New Planet's principal executive offices and phone number will be the same as Planet's present address and number, indicated above. New Planet will make application to quote the New Planet Common Stock on the OTCBB under the symbol "PLRS."

New Planet is treated for accounting purposes in the Distributions as the continuing reporting entity with respect to the historical Planet business in light of, among other factors, (i) all of Planet's business operations being continued by New Planet after the Distributions, (ii) the stockholders of Planet before, and New Planet after, the Distributions being identical, (iii) the respective Boards of Directors of Planet before, and New Planet after, the Distributions being identical in composition, number and tenure, and (iv) the management of Planet before, and New Planet after, the Distribution being identical.

Distribution. The Distribution will be effected after the Acquisition. On the Distribution Date, Planet will distribute one New Planet share for each Planet share outstanding. Any person who (i) owned shares of Planet on the 24th day of March, 1999 and still owned the shares on April 14, 1999, or (ii) purchased shares of Planet in the open market prior to the close of business on April 14, 1999 will receive New Planet Common Stock in the Distribution. The Distribution will not take place unless all of the conditions to effecting the Acquisition (other than the completion of the Distribution) have been fulfilled. Planet's transfer agent, Atlas Stock Transfer Corporation, will act as the Distribution Agent for the Distribution and will deliver certificates for New Planet Common Stock as soon as practicable to holders of record of Planet Common Stock. All shares of New Planet Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. Immediately following the completion of the Distribution, New Planet will be an independent, publicly-traded company, and it is contemplated that the shares of New Planet Common Stock will be quoted on the OTCBB under the symbol "PLRS." See "The Distribution -- Manner of Effecting the Distribution; Listing of New Planet Common Stock."

     Acquisition. Under the terms of the Reorganization Agreement as approved by the stockholders of Planet and National and the satisfaction or waiver of the other conditions to the Acquisition, Planet will acquire all of the outstanding capital stock of National, with National continuing as a wholly owned subsidiary of Planet. Because National stockholders will own a majority of the outstanding shares of Planet after the Acquisition, the Acquisition transaction will be accounted for as a reverse acquisition of Planet by National.

THE  OFFERING

     This Prospectus covers up to 1,605,818 shares of common stock, par value $.001 per share ("New Planet Common Stock"), of New Planet, Inc and 405,000 options to ("New Planet Options") purchase shares of New Planet Common Stock., a Delaware corporation ("New Planet"). This Prospectus is being furnished to the stockholders and option holders of Planet Resources, Inc., a Delaware corporation ("Planet"), the sole stockholder of New Planet, in connection with the proposed distribution (the "Distribution") to Planet's stockholders of all the outstanding shares of New Planet Common Stock, pursuant to the terms of an Agreement and Plan of Distribution, dated as of March 30, 1999, by and between Planet and New Planet (the "Distribution Agreement"). A copy of the Distribution Agreement is attached as Annex B to the Information Statement (the "Information Statement") of Planet relating to the Distribution and Acquisition (as defined below) which accompanies this Prospectus. Planet is proposing to make the Distribution in connection with and as part of a proposed reorganization that also involves the acquisition by Planet of National Law Library, Inc., a Texas corporation ("National") (the "Acquisition"), the Acquisition took place, pursuant to an Agreement and Plan of Reorganization by and between National and Planet dated as of March 25, 1999 (the "Reorganization Agreement"). In connection with the Acquisition, New Planet will change its name to "Planet Resources, Inc." The completion of the Acquisition (and, in the case of Planet, the Distribution) has been approved by the stockholders of both Planet and National.

One share of New Planet Common Stock and New Planet Options will be distributed for each share of common stock of Planet, par value $.001 per share (the "Planet Common Stock"), and each option to purchase one share of Planet Common Stock ("Planet Options") for a price of $0.15 per share issued and outstanding on the 24th date of March 1999, the date established by the Board of Directors of Planet for determining the total number of shares distributed to stockholders of record entitled to receive New Planet Common Stock in the Distribution (the "Distribution Record Date"). Any person who
(i) owned shares of Planet on the 24th day of March, 1999 and still owned the shares on April 14, 1999, or (ii) purchased shares of Planet in the open market prior to the close of business on April 14, 1999 will receive New Planet Common Stock in the Distribution.

CERTAIN  TAX  CONSIDERATIONS

     Planet will receive the opinion of Sonfield & Sonfield to the effect that, among other things, the Distribution will qualify as a reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that neither Planet, New Planet nor their stockholders will recognize any gain or loss (i) upon the receipt by New Planet of the Mineral Properties from Planet in exchange for the New Planet Common Stock and New Planet Options, or (ii) upon receipt by Planet stockholders of the New Planet Common Stock and New Planet Options in the Distribution. See "Certain Federal Income Tax Consequences."

NEW  PLANET  STOCK  OPTION  PLANS

     The New Planet Board of Directors has also adopted the New Planet Stock Incentive Plan Option Plan (the "Stock Incentive Plan"), pursuant to which New Planet will be able to make stock incentive awards in the future. The Stock Incentive Plan was adopted by the Board of Directors and was approved by Planet as the sole stockholder of New Planet prior to the Distribution. See "The New Planet Stock Incentive Plan." New Planet has reserved 500,000 shares of New Planet Common Stock under the Stock Incentive Plan.

EXPENSES

     Each of National, on the one hand, and Planet and New Planet, on the other hand, will incur expenses in connection with the Acquisition and Distribution. The fees and expenses of Planet and New Planet are currently estimated to be approximately $30,000 with respect to the Distribution and approximately $20,000 with respect to the Acquisition.

RISK  FACTORS

     New Planet stockholders should carefully consider certain risks in evaluating the New Planet Common Stock to be received in the Distribution. See "Risk Factors."

                                RISK FACTORS

     An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating New Planet before making any investment decisions with respect to the New Planet Common Stock to be received in the Distribution. This Prospectus contains, in addition to historical information,
forward-looking  statements  that  involve  risks  and  uncertainties.    The
Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to such difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Prospectus.

ABSENCE  OF  PRIOR  TRADING  MARKET

There is no existing trading market for the New Planet Common Stock to be received by you in the Distribution and there can be no assurance as to the establishment of an active trading market. We intend to qualify the New Planet Common Stock for quotation on the Over-The-Counter Bulletin Board ("OTCBB") under the trading symbol "PLRS." Our management expects that
1,605,818 shares of New Planet Common Stock will be outstanding after the Distribution. Our Common Stock may experience price volatility following the Distribution until trading values become established. As a result, it could be difficult to make purchases or sales of our Common Stock in the market at any particular time. There can be no assurance as to either the price at which our Common Stock will trade following the consummation of the Distribution.

INDEMNIFICATION  OBLIGATIONS

The Distribution Agreement and the Indemnification Agreement, indemnify National with respect to any losses, damages, claims and liabilities which may arise from the ownership of the Mineral Properties before the Distribution. See "The Distribution -- Indemnification and Insurance" and "-- Terms of the Indemnification Agreement."

LACK  OF  BUSINESS  TO  BE  CONDUCTED  BY  NEW  PLANET

Before the Distribution Date , Planet will transfer the Mineral Properties to us that will constitute all of our businesses, assets and liabilities. While we intend to pursue strategies to commence operations as a going business, we cannot assure you that we will be successful in implementing such strategies or that, if implemented, such strategies will result in profitable business.

ABSENCE  OF  DIVIDENDS  ON  COMMON  STOCK

     We have no present intention of paying cash dividends on our Common Stock in the foreseeable future, as we intend to follow a policy of retaining our earnings, if any, for use in our business. Planet has never paid cash dividends on its Common Stock. See "Description of New Planet Capital Stock"
and    "Dividend  Policy".

VOTING  CONTROL;  POTENTIAL  ANTI-TAKEOVER  EFFECT

     After completion of the Distribution, (our officers, directors and principal stockholders will beneficially own approximately 40% of our Common Stock and will have the right to acquire up to an additional 22% of the Common Stock pursuant to the New Planet Options. See "Principal Stockholders of New Planet". Accordingly, such persons may be able to approve major corporate transactions including those involving amendments to our Certificate of Incorporation or the sale of substantially all our assets and may be able to elect all our directors and to control our affairs. This voting control may have the effect of delaying or preventing a change in control of New Planet and may adversely affect the rights of the holders of the shares of our Common Stock.

REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE NEW PLANET OPTIONS WHICH MAY NOT BE EXERCISABLE AND MAY THEREFORE BE VALUELESS

     We will be able to issue the New Planet Common Stock and shares of our Common Stock upon the exercise of the New Planet Options only if (i) there is a current prospectus under an effective registration statement filed with the Commission and (ii) such Common Stock is, to the extent required, then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of New Planet Options reside. There can be no assurance, however, that we will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required under the Securities Act:

     M      anytime after nine months subsequent to the effective date thereof when  any  information  contained  in  the  prospectus  is over 16 months old;

     M        when facts or events have occurred which represent a fundamental change  in  the  information  contained  in  the  registration  statement;  or

     M      when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement.

     The Prospectus forming a part of this Registration Statement will remain current within the meaning of the Securities Act for not more than nine months following the date of this Prospectus, or until ________, 1999, assuming a post-effective amendment is not filed by us. We will be prevented from issuing Common Stock upon exercise of the New Planet Options in those states where exemptions are unavailable and we have failed to qualify the Common Stock issuable upon exercise of the New Planet Options. We may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the New Planet Options reside. In such a case, the New Planet Options of those purchasers will expire and have no value if such warrants cannot be exercised or sold.
Accordingly, the market for the New Planet Options may be limited because of the Company's obligation to fulfill both of the foregoing requirements. See "Description of New Planet Capital Stock".

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF SECURITIES

     The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In the event of authorization of the New Planet Common Stock for quotation on the OTC Bulletin Board, such securities will initially be covered by the definition of "penny stock". If such securities or the Common Stock are removed from listing on the OTC Bulletin Board at any time following the Effective Date, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. In addition, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this Offering to sell our securities in the secondary market.

     In the event that we were not able to qualify our securities for listing on the OTC Bulletin Board, we will attempt to have its securities traded in the "pink sheets". In such event, holders of our securities may encounter substantially greater difficulty in disposing of their securities and/or in obtaining accurate quotations as to the prices of our securities.

EXERCISE  OF NEW PLANET OPTIONS MAY HAVE DILUTIVE EFFECT ON MARKET

     The New Planet Options will provide, during their term, an opportunity for the holder to exercise the Options and profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in us held by the then present stockholders. Holders of the New Planet Options most likely would exercise the New Planet Options and purchase the underlying Common Stock at a time when we may be able to obtain capital on terms more favorable than those provided by such Warrants, in which event the terms on which we may be able to obtain additional capital would be affected adversely. See "Underwriting".

ADDITIONAL AUTHORIZED SHARES AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET Additional Authorized Shares Available for Issuance May Adversely Affect the Market

     Upon completion of the Distribution, there will be a total of 1,605,818 shares of New Planet Common Stock outstanding. 405,000 shares of Common Stock have been reserved for issuance upon exercise of the New Planet Options. After the exercise of all the New Planet Options we will have 2,010,818 shares of Common Stock outstanding and 22,989,182 shares of authorized but unissued Common Stock available for issuance without further stockholder approval. As a result, any issuance of additional shares of Common Stock may cause our current stockholders to suffer significant dilution which may adversely affect the market. See "Description of New Planet Capital Stock" and "Underwriting".

SHARES  ELIGIBLE  FOR  FUTURE  SALE  MAY  ADVERSELY  AFFECT  THE MARKET Shares
Eligible  for  Future  Sale  May  Adversely  Affect  the  Market

     The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to the offering pursuant to Rule 144 under the Securities Act or otherwise could materially or adversely affect the market price of the securities and could impair our ability to raise additional capital from the sale of our equity securities or debt financing. After completion of the Distribution none of our shares of outstanding Common Stock will be "restricted securities." However, we may issue restricted securities, which in the future, may be sold upon compliance with Rule 144. The Rule adopted under the Securities Act. Rule 144, as amended, provides, in essence, that a person holding "restricted securities" for a period of one year may sell every three months a number of shares equal to the greater of
(a) one percent of our issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not affiliated with us may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years. Nonaffiliated persons who hold for the two year period described above may sell unlimited shares once their holding period is met. Ordinarily, any shares issuable to employees upon exercise of options granted under our New Planet Stock Incentive Plan or otherwise, pursuant to Rule 701 under the Securities Act, could be sold publicly commencing 90 days after we become a reporting company under the Securities Exchange Act of 1934.

     Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the New Planet Common Stock in any market which exists or may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Our affiliates may sell their shares during a favorable movement in the market price of our securities which may have a depressive effect on its price per share. See "Description of New Planet Capital Stock".

DEPENDENCE  ON  KEY  PERSONNEL

New Planet's operations are dependent on the efforts, ability and experience of its executive officers. The loss of some or all of these executive officers and skilled employees could have a material adverse impact on New Planet's future results of operations.

YEAR  2000  RISK

     We have not implemented any Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We believe that we have no need to take any action for this purpose. There can, however, be no assurance that this will be the case. We do not expect to incur significant expenditures to address this issue. The ability of third parties with whom we transact business to adequately address their respective Year 2000 issues is outside of our control. There can be no assurance that our failure or the failure of such third parties to adequately address our respective Year 2000 issues will not have a material adverse effect on our business.


                              USE OF PROCEEDS

     Pursuant to the Distribution, Planet will transfer the Mineral Properties to New Planet and receive from New Planet shares of New Planet Common Stock and New Planet Options. Such shares of New Planet Common Stock and New Planet Options will be distributed in a manner expected to receive tax-free treatment to Planet stockholders and optionholders as of the Distribution Record Date, and no consideration will be paid by such stockholders in the Distribution. Therefore, there will be no proceeds from the issuance of the New Planet Common Stock.


                         CAPITALIZATION CAPITALIZATION

     Following the Distribution and the Acquisition, New Planet will change its name to Planet Resources, Inc. and will be treated as the continuation of Planet for financial reporting purposes. The following table sets forth the capitalization of the Company (i) as of March 26, 1999, (ii) as adjusted to reflect the distribution of 1,605,818 shares of common stock and 405,000 New Planet Options to the stockholders of Planet. This table should be read in conjunction with the Balance Sheet and the Note thereto included elsewhere in this Prospectus.

                                                          March  26,  1999
                                                          ----------------
                                                       Actual     As Adjusted
                                                       ------     -----------


Shareholders'  equity
       Preferred  Stock,  $.001  par  value,
          5,000,000  shares  authorized,
             none  issued  or  outstanding               $   -0-     $    -0-
                  before  and  after  distribution
       Common  Stock,  $.001  par  value,  25,000,000
         shares  authorized, 1,000  and  1,605,818
            shares  issued  and  outstanding before
              and after distribution                          1          1,605
       Additional  paid-in  capital                         900          9,395
                                                          --------     --------
Total  shareholders'  equity                               1,000         11,000
                                                           -------     -------
Total  capitalization                                   $  1,000     $  11,000
                                                          ========      ======



                             THE DISTRIBUTION

     The following information describes certain aspects of the proposed Distribution. The description of the Distribution Agreement contained herein does not purport to be complete and is qualified in their entirety by reference to the form of such agreement which is filed as an exhibit to the registration statement of which this Prospectus is a part and is incorporated herein by reference. All Planet Stockholders are urged to read such agreement in its entirety.

TERMS  OF  THE  DISTRIBUTION  AGREEMENTt

     The Distribution Agreement provides that the Distribution will be effected by distributing to each holder of Planet Common Stock as of the close of business on the Distribution Date certificates representing one share of New Planet Common Stock for each share of Planet Common Stock held by such holder as of such time. See "-- Manner of Effecting the Distribution."

     Immediately following the completion of the Distribution, New Planet will be an independent, publicly-owned company and it is contemplated that the shares of New Planet Common Stock will be quoted on the Electronic Bulletin Board under the trading symbol "PLRS." See "-- Listing of New Planet Common Stock; Restrictions on Resale."

MANNER  OF  EFFECTING  THE  DISTRIBUTION

     On the Distribution Date, Planet's transfer agent, Atlas Stock Transfer Corporation, will deliver certificates for New Planet Common Stock as soon as practicable to holders of record of Planet Common Stock. Any person who (i) owned shares of Planet on the 24th day of March, 1999 and still owned the shares on April 14, 1999, or (ii) purchased shares of Planet in the open market prior to the close of business on April 14, 1999 will receive New Planet Common Stock in the DistributionAll shares of New Planet Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of New Planet Capital Stock." Following the completion of the Distribution, New Planet will continue to operate as an independent, publicly-traded company.

     YOU WILL NOT BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF COMMON STOCK RECEIVED IN THE DISTRIBUTION NOR WILL YOU NEED TO SURRENDER YOUR PLANET COMMON STOCK CERTIFICATES IN ORDER TO RECEIVE SHARES OF NEW PLANET COMMON STOCK IN THE DISTRIBUTION. THE DISTRIBUTION AGENT WILL SEND YOU YOUR NEW PLANET STOCK CERTIFICATES FOLLOWING THE CONSUMMATION OF THE DISTRIBUTION.

LISTING  OF  NEW  PLANET  COMMON  STOCK; RESTRICTIONS ON RESALE

New Planet intends to apply to a member of the National Association of Securities Dealers, Inc. to make a market in the New Planet Common Stock and provide a quotation on the NASD inter-dealer Electronic Bulletin Board under the trading symbol "PLRS." The New Planet Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of New Planet Common Stock received by any person who may be deemed to be an "affiliate" of New Planet within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of New Planet after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with New Planet, and may include the directors and executive officers of New Planet. Persons who are affiliates of New Planet will be permitted to sell their New Planet Common Stock only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part will not cover resales of New Planet Common Stock by affiliates of New
Planet.    See  "Shares  Eligible  for  Future  Sale."

TREATMENT  OF  INDEBTEDNESS

     The Distribution Agreement provides that neither Planet nor New Planet will assume or be responsible for any debts or obligations of the other.

EXPENSES

     In accordance with the terms of the Distribution Agreement New Planet shall bear all expenses incurred in connection with the Distribution, including, without limitation, the preparation, execution and the performance of the Distribution Agreement and the transactions contemplated thereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants. Expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees as to this New Planet Prospectus and related Registration Statement shall be paid by New Planet. New Planet estimates that the transaction expenses will approximate $40,000.

INDEMNIFICATION  AND  INSURANCE

     The Distribution Agreement provides that from and after the Distribution Date, Planet will indemnify, defend and hold harmless New Planet and its subsidiaries, as well as the directors and officers of New Planet and the various New Planet subsidiaries (collectively, the "New Planet Indemnitees") from and against all losses arising out of or relating to (i) any breach, whether before or after the Distribution Date, by Planet of any provision of the Distribution Agreement, (ii) any claims arising out of this Prospectus or the Registration Statement pertaining thereto, and (iii) liabilities related to the operation of Planet.

     The Distribution Agreement also provides that from and after the Distribution Date, New Planet will indemnify, defend and hold harmless Planet and its subsidiaries, as well as the directors and officers of Planet and the various Planet subsidiaries (collectively, the "Planet Indemnitees") from and against all losses arising out of or relating to (i) any breach, whether before or after the Distribution Date, by New Planet of any provision of the Distribution Agreement, (ii) any claims arising out of this Prospectus or the Registration Statement pertaining thereto, and (iii) liabilities related to the operation of New Planet.

TERMS OF THE INDEMNIFICATION AGREEMENT

     Prior to the Distribution, we will enter into a Indemnification Agreement (the "Indemnification Agreement") with Planet. This agreement sets forth each party's rights and obligations with respect to the allocation and payment of tax liabilities and entitlements to refunds, if any, for any federal, state or local taxes for periods before and after the Effective Time of the Acquisition. The Indemnification Agreement also addresses related matters such as the allocation of responsibility in connection with the preparation and filing of any tax returns, the conduct of proceedings related to taxes, cooperation of the parties with respect to certain tax matters and the indemnification of the parties against certain liabilities allocated under the Tax Allocation and Indemnification Agreement.

In general, under the Indemnification Agreement, New Planet will be responsible for (i) all tax liabilities of Planet not allocable to the Pharmacy Subsidiaries (ii) any tax liability of New Planet for periods beginning after the date of the Acquisition, and (iii) except as otherwise described in this section, any tax liability of Planet resulting from the failure of the restructuring and the Distribution to qualify as transactions described in Sections 351 and 355 of the Code, and/or as a "reorganization" under Section 368(a)(1)(D) of the Code, or the Acquisition to qualify as a "reorganization" under Section 368(a)(1)(A) of the Code. New Planet will also be entitled to any refunds that relate to those liabilities.


                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary description of the material federal income tax consequences of the Distribution is based upon the opinion of Sonfield & Sonfield, federal tax counsel for the Company ("Tax Counsel"). This summary is for general informational purposes only and is not intended as a complete description of all of the tax consequences of the Distribution and does not discuss tax consequences under the laws of state or local governments or of any other jurisdiction. The Company has not requested a ruling from the Internal Revenue Service (the "Service") with respect to these matters. Accordingly, no assurance can be given as to the Service's interpretation with respect to these matters. Moreover, the tax treatment of a stockholder may vary depending upon his, her or its particular situation. In this regard, certain stockholders (including (i) insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign trusts or estates as defined for United States federal income tax purposes, and (ii) stockholders that hold shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes and stockholders with a "functional currency" other than the United States dollar) may be subject to special rules not discussed below. In addition, this summary applies only to shares which are held as capital assets. The following discussion may not be applicable to a stockholder who acquired his or her shares pursuant to the exercise of stock options or otherwise as compensation. There can be no assurance that there will not be differences of opinion as to the interpretation of applicable law.

Tax opinions are not binding on the IRS or any court. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by Planet, which representations if incorrect or incomplete in certain material respects, would jeopardize the conclusions reached in the opinions.

This information is directed to stockholders who acquire shares in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the shares as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other company) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

THE FOLLOWING DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE WHICH MAY OR MAY NOT BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE TAX CONSEQUENCES
DESCRIBED  HEREIN.    SEE  "POSSIBLE  FUTURE  LEGISLATION"  BELOW.

EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE TRANSACTION DESCRIBED HEREIN, INCLUDING, THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES OF APPLICABLE TAX LAWS.

TAXATION  OF  STOCK  AS  A  DIVIDEND

     Dividends paid on common stock are subject to tax as ordinary income to the extent of the company's current or accumulated earnings and profits as computed for federal income tax purposes. To the extent that the amount of the dividend paid on the common stock exceeds the company's current and accumulated earnings and profits for federal income tax purposes, such dividend will be treated first as a nontaxable return of capital which will be applied against and reduce the adjusted tax basis of the common stock of the holder. Any amount in excess of the holder's adjusted tax basis would then be taxed as capital gain, and will be long-term capital gain if the holder's holding period for the common stock exceeds one year. For purposes of the remainder of this discussion of federal income tax consequences, the term "dividend" refers to a distribution out of current or accumulated earnings and profits and taxed as ordinary income as described above, unless the context indicates otherwise.

     The 70% (and in some cases, 80%) dividends received deduction may be available with respect to dividends paid by the company to holders which are corporations. However, a corporate holder that disposes of shares within 45 days of their date of acquisition cannot claim the dividends received deduction for dividends on such shares. (These time periods are extended for periods during which the taxpayer's risk of loss with respect to such shares is diminished, for example, by an offsetting position.) In addition, under section 246A of the Code, if a corporation incurs indebtedness for the purpose of making or carrying a portfolio stock investment (which would include the common stock), the 70% (or in some cases, 80%) deduction for dividends received will generally be disallowed with respect to the dividends on that portion of such stock which was acquired or carried by means of such indebtedness

     Section 1059 of the Code imposes a special basis reduction rule that requires a corporate shareholder to reduce its basis (but not below zero) for stock owned by it to the extent of the nontaxed portion of any extraordinary dividend if as of the earliest of the date on which the corporation declares, announces or agrees to the amount or payment of such dividend the corporate shareholder has not held such stock for more than two years. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the deduction for dividends received by corporations). An extraordinary dividend is generally defined as a dividend equaling or exceeding a prescribed threshold percentage (5% for Bonds and 10% for common stock) of the corporate shareholder's adjusted basis in such stock. Under certain circumstances the corporate shareholder may elect to use fair market value rather than adjusted basis in computing the threshold percentage for determining whether an extraordinary dividend has been received. In addition, a corporate shareholder shall recognize, in the year such stock is sold or otherwise disposed of, as gain from the sale or exchange of stock, an amount equal to the aggregate nontaxed portions of any extraordinary dividends with respect to such stock which did not reduce the basis of such stock by reason of the limitation on reducing basis below zero

TAXPAYER  RELIEF  ACT

     The  Taxpayer  Relief  Act  of  1997  ("TRA 1997") was signed into law on
August  5,  1997.    TRA  1997  contains  certain  restrictions  involving  a
distribution or "spin off" to stockholders of portions of a business enterprise, accompanied by a merger or acquisition of a specific unit of the business enterprise involving a third party acquiror. The Distribution is not affected by the restrictions imposed by TRA 1997.

BACKUP  WITHHOLDING

     United States information reporting requirements and backup withholding at the rate of 31% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of Planet Common Stock, unless the stockholder (i) is a corporation or comes within certain other exempt categories, and, when required, demonstrates these facts, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply Planet with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be refunded or credited against the stockholder's federal income tax liability. Stockholders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to such shares will be reported annually to the IRS and to such stockholder.

     These back-up withholding tax and information reporting rules currently are under review by the United States Treasury Department and proposed Treasury Regulations issued on April 15, 1996 would modify certain of such rules generally with respect to payments made after December 31, 1997. Accordingly, the application of such rules may be changed.

CERTAIN  STATE  TAX  CONSEQUENCES

     Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of Bonds in all of the state taxing jurisdictions in which they are already subject to tax. Bondholders are urged to consult their own tax advisors with respect to state income and corporate franchise tax consequences arising out of the purchase, ownership and disposition of Bonds.


                              DIVIDEND POLICY

     Planet currently does not pay dividends on any of its issued and outstanding securities. New Planet does not expect to pay any dividends for the foreseeable future. Rather, New Planet expects that it will reinvest any earnings into funding future acquisitions and growth. Any future payments of dividends and the amount thereof will be dependent upon New Planet's results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors of New Planet from time to time.


     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of financial condition and results of operations for Planet includes both the Mineral Properties and the Institutional Pharmacy Business. After the Distribution and the Acquisition, the financial condition and results of operations of New Planet will not include those of the Institutional Pharmacy Business. The following discussion is based upon and should be read in conjunction with the Selected Historical Consolidated
Financial Data, the Unaudited Pro Forma Condensed Consolidated Financial Statements and the historical consolidated financial statements of Planet and the notes thereto, included elsewhere herein.

(a)          Results  of  Operations  for  the  Year  Ended  June  30,  1998
             ---------------------------------------------------------------
     Planet had no operations for the year ended June 30, 1998 and had a net loss of $13,377 for the year. There was no revenue whereas, the expenses of $13,377 were for professional fees and general and administrative expenses.

(b)          Results  of  Operations  for  the  Year  Ended  June  30,  1997
             ---------------------------------------------------------------
     Planet had no operations for the year ended June 30, 1997 and had a net loss of $32,631 for the year. The only income was from interest; whereas, the expenses of $32,633 were for professional fees and general and administrative expenses.

(c)          Results  of  Operations  for  the  Year  Ended  June  30,  1996
             ---------------------------------------------------------------
          Planet had no operations for the year ended June 30, 1996 and had a net loss of $21,367 for the year. The only income was from interest; whereas, the expenses of $25,143 were for professional fees and general and administrative expenses.

     (d)         Comparison of Operations - June 30, 1998 versus June 30, 1997
                 -------------------------------------------------------------
     Planet had no operations for the year ended June 30, 1998. The principal difference between expenses for the two years was a decrease in professional fees, stock transfer, filing fees, permits and printing costs and legal fees of $18,628.

(e)          Comparison  of  Operations  -  June 30, 1997 versus June 30, 1996
             -----------------------------------------------------------------
     Planet had no operations for year ended June 30, 1997. The principal difference between expenses for the two years was an increase in professional fees and stock transfer, filing fees, permits and printing costs of $11,488.

(f)          Comparison  of  Operations  -  June 30, 1996 versus June 30, 1995
             -----------------------------------------------------------------
     Planet had no operations for year ended June 30, 1996. The principal difference between expenses for the two years was an increase in legal fees of $7,168.

(g)          Liquidity  and  Capital  Resources
             ----------------------------------
     Planet's working capital decreased from $121,733 at June 30, 1997 to $108,356 at June 30, 1998. The decrease was due primarily to the expenses for the year ended June 30, 1998. The Company does not have any present commitments for capital expenditures. Management believes that the present working capital balance will provide adequate funds to pay ongoing administrative costs for several years.

YEAR  2000

     We have not implemented any Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We believe that we have no need to take any action for this purpose. There can, however, be no assurance that this will be the case. We do not expect to incur significant expenditures to address this issue. The ability of third parties with whom we transact business to adequately address their respective Year 2000 issues is outside of our control. There can be no assurance that our failure or the failure of such third parties to adequately address our respective Year 2000 issues will not have a material adverse effect on our business.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     Certain statements contained in this Section and elsewhere in this Registration Statement regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All statements which address operating performance, events or developments that management expects or anticipates to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in management's forward-looking statements. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues, net income and forecasts, the possibility of fluctuation and volatility of the Company's operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.


                                  BUSINESS

GENERAL

     The Registrant was incorporated under the laws of the State of Delaware on March 26, 1999.

     Since incorporation, our only business has been organizational activities and entering into the various agreements with Planet for transfer of the Mineral Properties and the Distribution.

PROPERTIES

     The Company is the owner of subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and the Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

     Planet entered into an agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby the Company, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on "City Property" south of the fault.

EMPLOYEES

We  have  no  employees.

LEGAL  PROCEEDINGS

     We are not parties in any lawsuit, pending or threatened, which management believes should have a material effect on our financial position.


                             MANAGEMENT MANAGEMENT

     The table below sets forth, as to each executive officer and director of New Planet, such person's name, positions with New Planet and age. Each executive officer and director of New Planet holds office until a successor is elected, or until the earliest of death, resignation or removal. Each executive officer is elected or appointed by the New Planet Board of Directors. All of the directors and executive officers listed below will continue with New Planet in the same capacity as such individuals have served Planet.

OFFICERS  AND  DIRECTORS

     Upon the Effective Date the present officers and directors of the Company will continue to be the officers and directors of New Planet. This will result in the following persons holding the positions indicated below in New Planet until New Planet's next annual meeting or until their respective successors are elected and qualified:


     Name                  Age          Mailing  Address
     ----                  ---          ----------------


     A.W.  Dugan            70          1415  Louisiana,  Suite  3100
                                        Houston,  Texas    77002-7360

     Jacque  N.  York       43          1415  Louisiana,  Suite  3100
                                        Houston,  Texas    77002-7360

     Michael K. Branstetter 44          416  River  Street
                                        Wallace,  Idaho  63873-0709



     A.W. DUGAN, President and Director, joined the Board in 1999. Mr. Dugan's principal occupation and five year business history is oil and gas operator.

     JACQUE N. YORK, Secretary and Director, joined the Board in 1999. Ms. York's principal occupation and five year business history is corporate officer.

     MICHAEL  K.  BRANSTETTER,  Director  joined  the  Board  in  1999.    Mr.
Branstetter's principal occupation and five year business history is attorney at law.


    EXECUTIVE AND DIRECTOR COMPENSATION

     The officers and directors will not receive any compensation from New Planet during the current fiscal year.


    THE NEW PLANET STOCK INCENTIVE PLAN

     The board of directors of New Planet and Majority Holders have approved by written consent the New Planet Corp. Stock Incentive Plan (the "Stock
Incentive Plan"). The purpose of the Stock Incentive Plan is to provide deferred stock incentives to certain key employees and directors of New Planet and its subsidiaries who contribute significantly to the long-term performance and growth of New Planet.

GENERAL PROVISIONS OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan will be administered by the Board of Directors or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Stock Incentive Plan (the Board of Directors or such designated Committee as administrator of the Stock Incentive Plan shall be hereinafter referred to as the "Board"). The Board will have exclusive authority to administer the Stock Incentive Plan including without limitation, to select the employees to be granted awards under the Stock Incentive Plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the Stock Incentive Plan. The Board will be authorized to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan as may be necessary for efficient administration of the Stock Incentive Plan. Any Board action will require a majority vote of the members of the Board.

     Three types of awards are available under the Stock Incentive Plan: (i) nonqualified stock options or incentive stock, (ii) stock appreciation rights and (iii) restricted stock. An aggregate of ten thousand shares of New Planet Common Stock may be issued pursuant to the Stock Incentive Plan, subject to adjustment to prevent dilution due to merger, consolidation, stock split or other recapitalization of New Planet.

     The Stock Incentive Plan will not affect the right or power of New Planet or its stockholders to make or authorize any major corporate transaction such as a merger, dissolution or sale of assets. If New Planet is dissolved liquidated or merged out of existence, each participant will be entitled to a benefit as though he became fully vested in all previous awards to him immediately prior to or concurrently with such dissolution, liquidation or merger. The Board may provide that an option or stock appreciation right will be fully exercisable, or that a share of restricted stock will be free of such restriction upon a change in control of New Planet.

     The Stock Incentive Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of New Planet Common Stock that may be issued pursuant to the Stock Incentive Plan will be effective unless it is approved by the stockholders of New Planet. The Stock Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board of Directors terminating the Stock Incentive Plan, or ten years from the date of the Stock Incentive Plan's approval by the Majority Holders.

STOCK  OPTIONS  AND  STOCK  APPRECIATION  RIGHTS

     Stock options are rights to purchase shares of New Planet Common Stock. Stock appreciation rights are rights to receive, without payment to New Planet, cash and/or shares of New Planet Common Stock in lieu of the purchase of shares of New Planet Common Stock under the stock option to which the stock appreciation right is attached. The Board may grant stock options in its discretion under the Stock Incentive Plan. The option price shall be determined by the Board at the time the option is granted and shall not be less than the par value of such shares.

     The Board will determine the number of New Planet shares to be subject to any option awarded. The option will not be transferable by the recipient except by the laws of descent and distribution. The option period and date of exercise will be determined by the Board and may not exceed ten years. The option of any person who dies may be exercised by his executors, administrators, heirs or distributors if done so within one year after the date of that person's death with respect to any New Planet shares as to which the decedent could have exercised the option at the time of this death. Upon exercise of an option, the participant may pay for the New Planet shares so acquired in cash, with New Planet Common Stock (the value of which will be the fair market value at the date of exercise), in a combination of both cash and New Planet Common Stock, or, in the discretion of the Board, by promissory note. For purposes of determining the amount, if any, of the purchase price satisfied by payment with New Planet Common Stock, fan market value in the mean between the highest and lowest sales price per share of the New Planet Common Stock on a given day on the principal exchange upon which the stock trades or some other quotation source designated by the Board.

     The Board may, in its discretion, attach a stock appreciation right to an option awarded under the Stock Incentive Plan. A stock appreciation right in exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation light entitles the optionee to receive a payment equal to the appreciated value of each New Planet share under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of New Planet Common Stock exceeds the option exercise price for that New Planet share. A holder of a stock appreciation right may receive cash, New Planet Common Stock or a combination of both upon surrendering to New Planet the unexercised option to which the stock appreciation right is attached. New Planet must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation fight.

     Any person granted an incentive stock option under the Stock Incentive Plan who makes a disposition, within the meaning of 425(c) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder, of any shares of New Planet Common Stock issued to him pursuant to his exercise of an option within two years from the date of the granting of such option or within one year after the date any shares are transferred to him pursuant to the exercise of the incentive stock option must within ten days of the disposition notify New Planet and immediately deliver to New Planet any amount of federal income tax withholding required by law.

     A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of New Planet Common Stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for the New Planet shares.

RESTRICTED  STOCK

     The Board may in its discretion award New Planet Common Stock that is subject to certain restrictions on transferability. This restricted stock issued pursuant to the Stock Incentive Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the Board, from the date on which the award is granted. New Planet will have the option to repurchase the shares of restricted New Planet Common Stock at such price as the Board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the restricted stock award is granted. New Planet may also exercise its option to repurchase the restricted New Planet Common Stock if prior to the expiration of the restricted period, the participant has not paid to New Planet amounts required to be withhold pursuant to federal, state or local income tax laws, Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the Board may impose.

TAX  INFORMATION

     A recipient of an incentive stock option or a non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of the New Planet Common Stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by New Planet. The disposition of New Planet shares acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

     On the exercise of an option that qualifies as an "incentive stock option" within the meaning of the Code, the holder will not recognize any income and New Planet will not be entitled to a deduction for tax purposes. However, the difference between the exercise price and the fair market value of the New Planet Common Stock received on the date of the exercise will be treated as an "item of tax preference" to the holder that may be subject to the alternative minimum tax. The disposition of New Planet shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss, however if the holder disposes of New Planet shares acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, and New Planet will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of New Planet Common Stock on the date the option was exercised over the option price (or, in certain circumstances, the gain on sale, if less). Otherwise, New Planet will not be entitled to any deduction for tax purposes upon disposition of such New Planet shares. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market of the New Planet shares on the date of exercise of the option will be capital gain.

     If an incentive option is exercised through the use of New Planet Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned New Planet shares and thus no gain or loss will be recognized with respect to such New Planet shares upon exercise. However, if the previously owned New Planet shares were acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for those New Planet shares were not satisfied at the time the previously owned New Planet shares were used to exercise the incentive option, such use would constitute a disqualifying disposition of such previously owned New Planet shares resulting in the recognition of ordinary income (but, under proposed Treasury regulations, not any additional gain in capital gain) in the amount described above.

     The amount of any cash or the fair market value of any New Planet Common Stock received upon the exercise of stock appreciation fights under the Stock Incentive Plan will be subject to ordinary income tax in the year of receipt and New Planet will be entitled to a deduction for such amount. However, if the holder receives New Planet Common Stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of Ordinary income and deduction will be measured at the time such restrictions lapse.

     Generally, a grant of restricted stock under the Stock Incentive Plan will not result in taxable income to the employee or deduction to New Planet in the year of the grant. The value of the New Planet shares will be taxable to the employee and compensation income in the years in which the restrictions on the New Planet shares lapse. Such value will be the fair market value of the New Planet shares on the dates the restrictions terminate, less any amount the recipient may have paid for the New Planet shares at the time of the issuance. An employee, however, may elect to treat the fair market value of the New Planet shares on the date of such grant (less restricted stock, provided the employee makes the election within thirty days after the date of the grant. If such an election is made and the employee later forfeits the New Planet S hares to New Planet, the employee will not be allowed to deduct at a later date the amount he had earlier included as compensation income. In any case, New Planet will receive a deduction corresponding in amount and time to the amount of compensation included in the employee's income in the year in which that amount is so included.


   PRINCIPAL STOCKHOLDERS OF NEW PLANET

     New Planet will be a wholly-owned subsidiary of Planet until the consummation of the Distribution. Because all of the shares of New Planet Common Stock held and to be held by Planet will be distributed to shareholders of Planet in connection with the Distribution, the number of shares of New Planet Common Stock shown below to be owned beneficially by certain beneficial owners holding more than five percent of the issued and outstanding Planet Common Stock, as well as by each director and by all directors and officers as a group is based upon the number of shares held by such persons at the time of the Distribution.

     The following table sets forth, as of the date of this Prospectus , certain information with respect to the beneficial ownership of the Company's Common Stock after the Distribution by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding Common Stock,(ii) each director of the Company, (iii) the executive officers of the Company, and (iv) all directors and officers as a group.


                                  Number  of  Shares     Percentage  of  Shares
                                        ------------------------------------
Name  and  Address  of                          of  Common  Stock
Beneficial  Owners  (1)                         Beneficially  Owned
-----------------------                         -------------------


A.W.  Dugan                                     640,000(2)          39.86%
1415  Louisiana,  Suite  3100
Houston,  Texas  77002

All  Executive  Officers  and  Directors         640,000            39.86%
as  a  Group  (1  person)


(1) Unless otherwise indicated below, the persons in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options. Each person's percentage of ownership is determined by assuming that any options held by such person have been exercised.
(2) Does not include options to purchase an additional 360,000 shares owned beneficially by A.W. Dugan.


                 DESCRIPTION OF NEW PLANET CAPITAL STOCK

AUTHORIZED  CAPITAL  STOCK

     The Certificate of Incorporation grants New Planet the authority to issue 26,000,000 shares of capital stock, of which 25,000,000 are common stock, par value $.001 per share, and 1,000,000 are preferred stock, par value $.001 per share ("New Planet Preferred Stock"). At March 26, 1999, New Planet had outstanding 1,000 shares of New Planet Common Stock, all of which are currently held by Planet.

NEW  PLANET  PREFERRED  STOCK

Under New Planet's Certificate of Incorporation, New Planet's Board of Directors may from time to time establish and issue one or more series of preferred stock and fix the designations, powers, preferences and rights of the shares of such series and the qualification, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, of any wholly unissued series of New Planet Preferred Stock.

NEW  PLANET  COMMON  STOCK

     Holders of New Planet Common Stock are entitled to receive such dividends as are declared by the Board of Directors, subject to the preference of any outstanding New Planet Preferred Stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. There is no cumulative voting for the election of directors and New Planet Common Stock does not have any preemptive rights. Upon liquidation of New Planet, holders of New Planet Common Stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding New Planet Preferred Stock. Payment and declaration of dividends on New Planet Common Stock and purchases of shares thereof by New Planet will be subject to restrictions if New Planet fails to pay dividends on any series of New Planet Preferred Stock ranking prior to New Planet Common Stock as to the payment of dividends. It is anticipated that New Planet will be subject to certain restrictions under its banking arrangements related to the payment of cash dividends on its common stock.

The Registrar and Transfer Agent for New Planet Common Stock is Atlas Stock Transfer Corporation.

NEW  PLANET  COMMON  STOCK  OPTIONS

On July 28, 1994 Plane granted five (5) year options to purchase 645,000 shares of Common Stock at a price of $0.15 per share. During fiscal 1996, 240,000 of the options were exercised by a corporate entity controlled by A.W. Dugan. Therefore as of the date of this Prospectus 405,000 options remain outstanding.

DEFENSES  AGAINST  HOSTILE  TAKEOVERS

     Introduction. While the following discussion summarizes the reasons for, and the operation and effects of, certain provisions of New Planet's Certificate of Incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to New Planet's Certificate of Incorporation and By Laws. Copies of the Certificate of Incorporation and By Laws are included as an exhibit to the Registration Statement of which this Prospectus is a part.

     In general, the anti-takeover provisions in Delaware law and New Planet's Certificate of Incorporation are designed to minimize New Planet's susceptibility to sudden acquisitions of control which have not been negotiated with and approved by New Planet's Board of Directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors. The provisions would not prohibit an acquisition of control of New Planet or a tender offer for all of New Planet's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of New Planet in a transaction that is not approved by the New Planet Board of Directors, by making it more difficult for a person or group to obtain control of New Planet in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of New Planet or tender offers for all or part of New Planet's capital stock without approval of the Board of Directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of New Planet's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. New Planet's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of serial preferred stock. Shares of New Planet's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of Common Stock (the Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of New Planet's stockholders. If the Board of Directors of New Planet determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder Meetings. Delaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or By Laws. New Planet's Certificate of Incorporation provides that annual stockholder meetings may be called only by New Planet's Board of Directors or a duly designated committee of the Board. Although New Planet believes that this provision will discourage stockholder attempts to disrupt the business of New Planet between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of New Planet between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. New Planet's Certificate of Incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

     Classified Board of Directors and Removal of Directors. New Planet's Certificate of Incorporation provides that New Planet's Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of New Planet's outstanding stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of New Planet's Certificate of Incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered Board of Directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered Board of Directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     New Planet's Certificate of Incorporation provides that a director may be removed only for cause and by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors. This provision may, under certain circumstances, impede the removal of a director and thus preclude the acquisition of control of New Planet through the removal of existing directors and the election of nominees to fill in the newly created vacancies. The supermajority vote requirement would make it difficult for the stockholders of New Planet to remove directors, even if the stockholders believe such removal would be beneficial.

     Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Delaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's By Laws, unless it is set by the corporation's certificate of incorporation. New Planet's Certificate of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than one or more than 15, as shall be provided from time to time in accordance with New Planet By Laws. The power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in New Planet's Board of Directors. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of New Planet through an increase in the number of New Planet's directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

     Stockholder Vote Required to Approve Business Combinations with Related Persons. New Planet's Certificate of Incorporation generally requires the approval of the holders of 75% of New Planet's outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of New Planet's Board of Directors who were directors prior to the time when the related person became a related person. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of the assets of New Planet must, subject to certain exceptions, be approved by the vote of the holders of a majority of New Planet's outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined) involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under the Delaware Certificate and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of New Planet's stock deem desirable and place the power to prevent such a transaction in the hands of a minority of New Planet's stockholders

     Under Delaware law, there is no cumulative voting by stockholders for the election of New Planet's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all directors of New Planet, thus precluding a small group of stockholders from controlling the election of one or more representatives to New Planet's Board of Directors.

     Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. New Planet's Certificate of Incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by New Planet and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation. New Planet's Certificate of Incorporation provides that specified provisions contained in the Certificate of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the
Certificate  of  Incorporation.    Specific  provisions  subject  to  the
supermajority vote requirement are (i) Article XIII, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii) Article IX, requiring written notice to New Planet of nominations for the election of directors and new business proposals, (iii) Article X, governing the number and terms of New Planet's directors, (iv) Article XI, governing the removal of directors, (v) Article XII, governing approval of business combinations involving related persons,
(vi) Article XIII, relating to the consideration of various factors in the evaluation of business combinations, (vii) Article XIV, providing for indemnification of directors, officers, employees and agents, (ix) Article XV, limiting directors' liability, and (x) Articles XVI and XVII, governing the required stockholder vote for amending the By Laws and Certificate of Incorporation, respectively. Article XVII is intended to prevent the holders of less than 75% of New Planet's outstanding voting stock from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of New Planet's voting stock to prevent amendments to the Certificate of Incorporation or By Laws even if they were favored by the holders of a majority of the voting stock.


                       SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Distribution, New Planet will have an estimated 1,605,818 shares of New Planet Common Stock outstanding, all of which will be freely tradable without restriction or further registration under the Securities Act, except to the extent such shares are held by "affiliates" of New Planet, which will be subject to the limitations of Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, persons who may be deemed affiliates of New Planet, as that term is defined in the Securities Act would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of New Planet Common Stock (1,605,818 shares immediately after the Distribution) or the average weekly trading volume during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and availability of current public information about New Planet. Following the Distribution, 405,000 shares of New Planet Common Stock will be issuable upon the exercise of options held by a director of New Planet and former director of Planet.


                                 LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for New Planet by Sonfield & Sonfield, Houston, Texas.


                                    EXPERTS

     The balance sheet of New Planet, Inc. as of March 26, 1999, appearing in this Prospectus and Registration Statement, has been audited by Harper & Pearson Company, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
                                     F - 1
                        INDEX TO  FINANCIAL STATEMENTS

Report  of  Harper  &  Pearson  Company,  Independent  Auditors          F-2
Balance  Sheet  as  of  March  26,  1999                                 F-3
Note  to  Balance  Sheet                                                 F-4
                                                                         F-2

                         INDEPENDENT AUDITOR'S REPORT



To  the  Board  of  Directors  and  Shareholder
New  Planet  Resources,  Inc.
Houston,  Texas


We have audited the accompanying balance sheet of New Planet Resources, Inc. (a wholly owned subsidiary of Planet Resources, Inc.) as of March 26, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of New Planet Resources, Inc. at March 26, 1999, in conformity with generally accepted accounting principles.






     /s/Harper  &  Pearson  Company






Houston,  Texas
March  30,  1999


                                     F - 4

                          NEW PLANET RESOURCES, INC.
              A WHOLLY OWNED SUBSIDIARY OF PLANET RESOURCES, INC.
                                 BALANCE SHEET
                                MARCH 26, 1999



                                    ASSETS
                                    ------



Cash                                                                  $1,000
                                                                      ------

Total assets . . . . . . . . . . . .                                  $1,000
                                                                       ======


STOCKHOLDER'S EQUITY
-------------------------


Stockholder's Equity
Preferred stock - par value $.001,
1,000,000 shares authorized, none
issued or outstanding. . . . . . . . .                                 $  -0-
Common stock - par value $.001;
  25,000,000 shares authorized,
  1,000 shares issued and  outstanding                                     1
Additional paid-in capital . . . . . .                                   999
                                                                       ------

Total stockholders' equity . . . . .                                   $1,000
                                                                       ======

See accompanying note.


                             NOTE TO BALANCE SHEET
                                MARCH 26, 1999

     New Planet Resources, Inc. ("New Planet") was incorporated in the state of Delaware on March 26, 1999, as a wholly-owned subsidiary of Planet
Resources, Inc. ("Planet"). New Planet was formed in connection with the execution of an Agreement and Plan of Distribution (the "Distribution Agreement") by and between Planet and New Planet dated March 25, 1999. Under the Distribution Agreement, Planet will transfer all of its mineral properties to New Planet, and shares and options of New Planet will be distributed to the Planet stockholders in a tax-free spin-off accounted for as a pooling of interest. Planet with assets, then consisting solely of cash in bank, will acquire National Law Library ("National") through a tax-free exchange of shares of common stock of National for Planet common shares (the "Acquisition"), all as contemplated by an Agreement and Plan of Reorganization dated March 25, 1999 (the "Acquisition Agreement").

     New Planet intends to become a public company upon the effectiveness of a registration statement, will then change its name to Planet Resources, Inc. and will be treated as the continuation of Planet. Closing under the
Acquisition Agreement is subject to certain conditions, including but not limited to completion of all requirements under the Distribution Agreement, customary regulatory approvals and the receipt of an opinion of counsel concerning the tax-free nature of the transaction. For accounting and financial reporting purposes, such transactions will be treated as the spin-off of the mineral properties and a reorganization/recapitalization of Planet into New Planet since New Planet will continue the majority of the Planet businesses. No gain will be recognized as a result of the spin-off for the difference between the market value of the National shares received and the carrying value of the net assets of the mineral properties. In addition, since National stockholders will own a majority of the outstanding shares of Planet after the Acquisition, the Acquisition transaction will be accounted for as a reverse acquisition of Planet by National.

     New  Planet  has  had  no operations from its inception through March 26,
1999.    Therefore, management has omitted the Statement of Operations and the
Statement  of  Cash  Flows  from  these  financial  statements.
     II  -  ii
                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 of the DGCL applies to the Company and the relevant portion of the DGCL provides as follows:

     145.        Indemnification of Officers, Directors, Employees and Agents;
Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Company Certificate of Incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the DGCL, as amended. Specifically, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in
Section 102 of the DGCL for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions;
or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Company Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited the Company and its stockholders.

     Under  the  Company  Certificate  of Incorporation and in accordance with
Section 145 of the DGCL, the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person was or is a director or officer of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. the Company will indemnify, pursuant to the standard enumerated in Section 145 of the DGCL, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of the Company.

     The Certificate of Incorporation of the Company provides that the Company may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the DGCL so requires, such indemnified person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Company Certificate of Incorporation also allows the Company, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. the Company maintains insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws. Additionally, the Company has entered into indemnification agreements with each of the Directors of the Company, which, among other things, provides that the Company will indemnify such Directors to the fullest extent permitted by the Company
Certificate of Incorporation and the DGCL and will advance expenses of defending claims against such Directors.


ITEM  25.    OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The estimated expenses payable by the Company in connection with the issuance and distribution of the securities being registered are as follows:

SEC  Registration  and  Filing  Fee                    $      38,000
Legal  Fees  and  Expenses*                                   25,000
Accounting  Fees  and  Expenses*.                              5,000
Financial  Printing*.                                          2,000
Transfer  Agent  Fees*.                                        1,500
Blue  Sky  Fees  and  Expenses*.                               3,000
Miscellaneous*.                                                3,461
                                                       --------------
     TOTAL                                             $      40,000
                                                        =============

*  Estimated

ITEM  26.    RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On March 26, 1999, the Company issued 1,000 shares of Common Stock to Planet Resources, Inc., a Delaware corporation for the cash sum of $1,000.

ITEM  27.    EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

Exhibit  No.          Description  of  Document

     1.1          Agreement  and  Plan  of  Distribution
     3.1          Certification  of  Incorporation
     3.2          By-Laws
     4.1          Common  Stock  Option  Agreement*
     4.2          Form  of  Common  Stock  Option  Certificate*
     4.3          Form  of  Common  Stock  Certificate
     5.1          Opinion  of  Sonfield  &  Sonfield
     8.1 Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).
     10.1          New  Planet  Incentive  Stock  Option  Plan
     10.2         Indemnification Agreement between the Company and A.W. Dugan
     10.3     Indemnification Agreement between the Company and Jacque N. York
     10.4         Indemnification Agreement between the Company and Michael K.
                  Branstetter
     23.1          Consent  of  Harper  &  Pearson  Company*
     23.2 Consent of Sonfield & Sonfield (contained in such firm's opinion filed as Exhibit 5.1)
     27.1          Financial  Data  Schedule*
________________________
*   To  be  filed  by  amendment.


ITEM  28.    UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

The  undersigned  Registrant  also  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The  undersigned  Registrant  also  undertakes  that  it  will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 16th day of April, 1999.

NEW  PLANET  RESOURCES,  INC.



By:/s/A.W. Dugan
   -----------------------------------------
       A.W.  Dugan,  Chief  Executive  Officer





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.




/a/A.W. Dugan                                /s/Jacque N. York
------------------------------------         --------------------------------
 A.W. Dugan, Chief Executive Officer,        Jacque N. York, Secretary
     Chief  Financial  Officer,  Chief         and Director
        Accounting Officer  and  Director



                                 EXHIBIT INDEX


Exhibit  No.          Description  of  Document

     1.1          Agreement  and  Plan  of  Distribution
     3.1          Certification  of  Incorporation
     3.2          By-Laws
     4.1          Common  Stock  Option  Agreement*
     4.2          Form  of  Common  Stock  Option  Certificate*
     4.3          Form  of  Common  Stock  Certificate
     5.1          Opinion  of  Sonfield  &  Sonfield
     8.1 Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).
     10.1          New  Planet  Incentive  Stock  Option  Plan
     10.2         Indemnification Agreement between the Company and A.W. Dugan
     10.3     Indemnification Agreement between the Company and Jacque N. York
10.4          Indemnification  Agreement  between  the  Company and Michael K.
Branstetter
     10.5       Indemnification Agreement between the Company and Danyel Owens
     23.1          Consent  of  Harper  &  Pearson  Company*
     23.2 Consent of Sonfield & Sonfield (contained in such firm's opinion filed as Exhibit 5.1)
     27.1          Financial  Data  Schedule*
________________________
*   To  be  filed  by  amendment.


     Page  i
                                  EXHIBIT 1.1

                      AGREEMENT AND PLAN OF DISTRIBUTION


TABLE  OF  CONTENTS

ARTICLE  I
DEFINITIONS
Section  1.1  General          3
Action          3
Agreement          3
Affiliate          3
Agent          3
CERCLA          3
Commission          3
Distribution  Date          4
Distribution  Record  Date          4
Distribution  Shares          4
Documents          4
Environmental  Laws  and  Orders          4
Exchange  Act          4
Effective  Date          4
Effective  Time          4
Indemnifiable  Losses          4
Mineral  Properties          4
NASD          5
Person          5
Planet  Indemnitees          5
Prospectus          5
RCRA          5
Registration  Expenses          5
Registration  Statement          5
Restricted  Securities          5
Commission          5
Securities          5
Securities  Act          5
Shelf  Registration          5
Term          5
Transfer  Agent          5
Section  1.2    References;  Interpretation          5

                                  ARTICLE II
                DISTRIBUTION, OTHER TRANSACTIONS AND COVENANTS
Section  2.1    Transfer  of  Assets  and  Distribution  of  Securities      5
Section  2.2  Assumptions  of  Liabilities          6
Section  2.3  Post-Distribution  Transactions          6

                                  ARTICLE III
                                INDEMNIFICATION
Section  3.1    Indemnification  by  New  Planet          6
Section  3.2    Procedures  for  Indemnification          6
Section  3.3    Indemnification  Payments          8
Section  3.4    Indemnities          8

                                  ARTICLE IV
                               THE DISTRIBUTION
Section  4.1    Issuance,  Sale  and  Delivery  of  the  Shares          8
Section  4.2    Conditions  to  the  tc  Distribution          8

                                   ARTICLE V
                       REGISTRATION OF NEW PLANET SHARES
Section  5.1    Registration  Procedures          11
Section  5.2    Registration  Expenses          13

                                  ARTICLE VI
                              DISPUTE RESOLUTION
Section  6.1    Consulting  and  Distribution  Agreement  Disputes          13
Section  6.2   Arbitration in Accordance with American Arbitration Association
Rules          13
Section  6.3    Final  and  Binding  Awards          14
Section  6.4    Costs  of  Arbitration          14
Section  6.5    Settlement  by  Mutual  Agreement          14

                                  SECTION VII
                                 MISCELLANEOUS
Section  7.1    No  Inconsistent  Agreements          14
Section  7.2    Survival  of  Obligations          14
Section  7.3    Severability          14
Section  7.4    Entire  Agreement,  Amendment          15
Section  7.5    Notices          15
Section  7.6    Assignability          15
Section  7.7    Governing  Law          15
Section  7.8    Waiver  and  Further  Agreement          15
Section  7.9    Headings  of  No  Effect          15

                             Exhibit 1.1 - Page 16

                      AGREEMENT AND PLAN OF DISTRIBUTION

     THIS AGREEMENT AND PLAN OF DISTRIBUTION (the "Distribution Agreement") dated as of March 25, 1999 by and among Planet Resources, Inc., a Delaware corporation ("Planet"), New Planet Resources, Inc., a Delaware corporation ("New Planet") and National Law Library, Inc., a Texas corporation ("National").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Planet and National previously entered into an Agreement and Plan of Reorganization, dated as of March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") of all of the outstanding shares of capital stock of National by Planet;

     WHEREAS, immediately after the Closing (as defined in the Reorganization Agreement) of the Acquisition Planet intends to transfer all of its mineral properties (as hereinafter defined) to New Planet in exchange for the issuance of shares of New Planet Common Stock;

     WHEREAS, Planet's board of directors expects to complete the Distribution (as hereinafter defined) immediately after the Closing of the Acquisition; and

     WHEREAS, the purpose of the Distribution is to make possible the Acquisition by divesting Planet of the mineral properties with which National is unwilling to combine, and this Distribution Agreement sets forth the various agreements between Planet and New Planet relating to the divestiture of the mineral properties by Planet.

     NOW THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, New Planet and Planet hereby agree as follows:


                                      ARTICLE I
DEFINITIONS

     SECTION 1.1 GENERAL. Section 1.1 General As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Action Actionshall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

          Agreement:    AgreementThis  Agreement  and  Plan of Distribution as
amended  or  supplemented  from  time  to  time.

     Affiliate:    AffiliateAffiliate  of  any  Person  shall  mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent:    AgentAny Person authorized to act and who acts on behalf of any other  Person  with respect to the transactions contemplated by the Documents.

     CERCLA CERCLAshall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

     Commission:    CommissionThe  Securities  and  Exchange  Commission.

Distribution Date:  The date selected by New Planet to issue the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

     Distribution Record Date: shall mean such date as may hereafter be determined by Planet's Board of Directors as the record date for determining the stockholders of Planet entitled to receive the Distribution Shares.

     Distribution  Shares:    Common  voting shares of New
Planet,  par  value  $.001,  issued  to  Planet  pursuant to the provisions of
Section  2.3(a).

     Documents: This Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.

     Environmental Laws and Orders shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

     Exchange  Act:    The  Securities  Exchange  Act of 1934, as
amended  from  time  to  time.

     Effective Date: The date on which the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     Effective  Time:    The time on the Effective Date when the
distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

     Indemnifiable Losses shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

     Mineral  PropertiesMineral  Properties  shall  mean  the  following:

          (a) Subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

               (b) Lease agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby Planet, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on "City Property" south of the fault.

     NASD:    The  National  Association  of  Securities  Dealers,  Inc.

     Person:    shall  mean  and include an individual, a partnership, a
joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

     Planet Indemnitees shall mean Planet, National, the directors and officers of Planet, National and each of the heirs, executors, successors and assigns of any of the foregoing.

     Prospectus:    The  prospectus  included  in  any  Registration
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule.

     RCRA  shall  mean the Resource Conservation and Recovery Act of 1976,
42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

     Registration  Expenses:    See  Section 5.2 hereof.

     Registration Statement: Any registration statement of New Planet which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

     Restricted Securities: The Distribution Shares upon original issuance thereof, as provided in Section 2.3 hereof.

     Rules  and  Regulations:    The  rules  and  regulations of the
Commission.

     Securities:   New Planet's common stock, $.001 par value, to be
issued  by  New  Planet.

     Securities  Act:    The Securities Act of 1933, as amended
from  time  to  time.

     Shelf  Registration:    See  Section  3(a)  hereof.

     Term:  The  duration  of  this  Agreement  specified  in Section 2.1.

     Transfer  Agent:  shall mean Continental Stock Transfer and
Trust  Company,  and  its  successors  and  assigns.

SECTION 1.2 REFERENCES; INTERPRETATION. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Agreement and Plan of Distribution, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement and Plan of Distribution.


                                 ARTICLE II
              DISTRIBUTION, OTHER TRANSACTIONS AND COVENANTS

     SECTION  2.1   TRANSFER OF ASSETS AND DISTRIBUTION OF SECURITIES. Section
2.1    Transfer  of  Assets  and  Distribution  of  Securities

     (a) On or prior to the Distribution Date, New Planet shall issue to Planet, in exchange for the contribution to New Planet of the Mineral Properties, such number of shares of New Planet Common Stock and options to purchase Common Stock as shall be required to effect the Distribution. In connection therewith, Planet shall deliver to New Planet for cancellation any share certificates currently held by Planet representing shares of New Planet Common Stock.

          (b) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the certificates representing the shares of New Planet Common Stock and options to purchase New Planet Common Stock issued to Planet by New Planet pursuant to Section 2.1(a), and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such New Planet Common Stock and New Planet options to holders of record of shares of Planet Common Stock and options of Planet Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. New Planet shall provide all certificates that the Transfer Agent shall require in order to effect the Distribution.

     (c) On or prior to the date of filing of the New Planet Registration Document with the Commission, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and Bylaws filed or to be filed by New Planet with the Commission.

(d) On or prior to the Distribution Date, Planet, as the sole stockholder of New Planet, (i) shall have taken all necessary action by written consent to elect to the Board of Directors of New Planet, the individuals to be identified in the Information Statement as directors of New Planet, effective upon the Distribution, and (ii) shall have caused the directors of New Planet to elect as officers of New Planet the individuals to be identified in the Information Statement as the officers of New Planet, effective upon the Distribution.

     SECTION 2.2 ASSUMPTIONS OF LIABILITIES New Planet shall assume, pay, perform and discharge any and all liabilities, costs or expenses related to the Mineral Properties, Environmental Laws and Orders, CERCLA, or RCRA.

     SECTION  2.3 POST-DISTRIBUTION TRANSACTIONS

(a) On or prior to the Distribution Date, Planet will take the necessary corporate action to change its name to National Law Library, Inc., or such other name as may be selected by the Board of Directors and a majority of the shareholders of Planet. Immediately after the change of corporate name by
Planet, New Planet shall take the necessary corporate action to change its name to Planet Resources, Inc.

(b) Planet and New Planet shall use their respective reasonable best efforts to qualify the New Planet Common Stock and options to purchase New Planet Common Stock issued pursuant to the Distribution for quotation on the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc.


                                  ARTICLE III
                                INDEMNIFICATION

     SECTION 3.1 INDEMNIFICATION BY NEW PLANET.Section 3.1 Indemnification by New Planet Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, New Planet shall indemnify, defend and hold harmless the New Planet Indemnitees from and against any and all Indemnifiable Losses of the New Planet Indemnitees arising out of, by reason of or otherwise in connection with (a) the Mineral Properties, (b) the breach, whether before or after the Distribution Date, by Planet of any provision of this Distribution Agreement or (c) any Planet Liabilities.

     SECTION 3.2  PROCEDURES FOR INDEMNIFICATION.

     (a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

(c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

(d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     SECTION 3.3 INDEMNIFICATION PAYMENTS. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     SECTION  3.4   INDEMNITIES.  The obligations of
New Planet under this Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.


                                  ARTICLE IV
                               THE DISTRIBUTION

     SECTION  4.1    ISSUANCE,  SALE  AND  DELIVERY OF THE SHARES.

     (a) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of Planet on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. New Planet shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

     (b) The Parties hereto represent that at the Distribution Date, the representations and warranties herein contained and the statements contained in all certificates theretofor or simultaneously delivered by any party to another pursuant to the Agreement, shall in all respects be true and correct.

     (c) New Planet will give irrevocable instructions to its Transfer Agent to deliver to Planet (at New Planet's expense) for a period of three years from the first Distribution Date of the Distribution Shares, daily advice sheets showing any transfers of Distribution Shares and from time to time during the aforesaid period a complete Stockholders' list will be furnished by New Planet when requested by Planet.

     SECTION  4.2    CONDITIONS TO THE DISTRIBUTION
Planet's obligation to effect the distribution hereunder,
shall be subject to the accuracy as of the date hereof and as of such Distribution Date, of the representations and warranties on the part of New Planet herein contained, to the performance by New Planet of all its agreements herein contained, to the fulfillment of or compliance by New Planet with all covenants and conditions hereof, and to the following additional conditions:

     (a) On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to Planet shall have reasonably objected, in writing.

     (b) On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm has agreed to make a market in the Distribution Shares, or (ii) the Distribution Shares have been approved for listing on a regional, national or international exchange.

     (c) Planet shall not have disclosed in writing to New Planet that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to Planet, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     (d) Between the date hereof and each Distribution Date, New Planet shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

     (e) Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of New Planet threatened against New Planet and there shall be no proceeding instituted or to the knowledge of New Planet threatened against New Planet before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of New Planet.

     (f) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) New Planet (A) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and (B) except in the ordinary course of its business, New Planet shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of New Planet shall be substantially as great as at its last financial report without considering the proceeds from the distribution of the Distribution Shares.

     (g)    The  authorization  of  the  Distribution Shares, the Registration
Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to Planet.

     (h) New Planet shall have furnished to Planet the opinion, dated the first Distribution Date, addressed to Planet, or its counsel that:

     (i) New Planet has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus, and New Planet is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of New Planet.

     (ii) The Distribution Shares, and the outstanding Common Stock of New Planet, conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding Common Stock of New Planet has been duly and validly issued and is fully-paid and non-assessable and does not have any pre-emptive rights applicable thereto; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully-paid and non-assessable and have no pre-emptive right applicable thereto.

     (iii) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities or Blue Sky Laws.

     (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which New Planet is a party, or in which property of New Planet is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

     (v) Based upon New Planet's representations, New Planet (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease, its properties as shown in the Prospectus, and to the best of our knowledge is not in violation of any applicable laws, ordinances and regulations applicable thereto.

     (vi) The Agreement has been duly authorized and executed by New Planet and is a valid and binding agreement of New Planet, except no opinion need be given regarding contribution and indemnification under Article VI and enforceability under laws affecting creditors' rights.

     (vii) To the best of the knowledge of such counsel, the warranties and representations referred to in sub-paragraphs (d), (j) and (k) of Section 3.1 hereof are true and correct.

     Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as Planet shall reasonably request.

     At any Distribution Date, subsequent to the first Distribution Date, New Planet shall have furnished to Planet the opinion of such counsel, dated such Distribution Date confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution Date pursuant to this Section 4.2 (h).

     (i) New Planet shall have furnished to Planet a certificate of the President and the Treasurer of New Planet, dated as of the first Distribution Date, to the effect that:

     (i) The representations and warranties of New Planet in this Agreement are true and correct at and as of such Distribution Date, and New Planet has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;

     (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission:

     (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

     (iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of New Planet and (B) New Planet has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

     At any Distribution Date, subsequent to the first Distribution Date, you shall be furnished a letter from the President and Treasurer of New Planet, confirming in all respects, as of such Distribution Date, the opinion given by such President and Treasurer on the first Distribution Date pursuant to this
Section  4.2(i).

     (j) New Planet shall have furnished to Planet at the Distribution Date, such other certificates, additional to those specifically mentioned herein, as Planet may have reasonably requested as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; of the representations and warranties of New Planet herein; as to the performance by New Planet of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.

     All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to Planet, whose approval shall not be unreasonably withheld. Planet reserves the right to waive any of the conditions herein set forth.


                                 ARTICLE V
                    REGISTRATION OF NEW PLANET SHARES

     SECTION  5.1    REGISTRATION  PROCEDURES.  Section  5.1    Registration
Procedures New Planet will use its best efforts to effect such registrations to permit the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto New Planet will as expeditiously as possible:

     (a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, New Planet will furnish to Planet copies of all such documents proposed to be filed, and New Planet will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Planet shall reasonably object;

     (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

     (c) Notify Planet promptly, and (if requested by Planet) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness to the Registration Statement for the initiation of any proceedings for that purpose, (iv) of the receipt by New Planet of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) If requested by Planet, promptly incorporate in a Prospectus supplement or post-effective amendment such information as Planet requests to be included therein relating to the distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

     (f) Furnish to Planet, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) Deliver to Planet without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; New Planet consents to the use of the Prospectus or any amendment or supplement thereto by Planet in connection with the distribution of the Distribution Shares covered by the Prospectus or any amendment or supplement thereto;

     (h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with Planet and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that New Planet will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) Cooperate with Planet to facilitate the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as the managing Planet or Planets may request at least two business days prior to any distribution of Distribution Shares to the shareholders of Planet;

     (j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Planet to consummate the distribution of such Distribution Shares;

     (k) Upon the occurrence of any event contemplated by subparagraph (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Distribution Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by New Planet are then listed if requested by Planet or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board;

     (m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;

     (n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares.

     New Planet may require Planet to furnish to New Planet such information regarding the distribution of the Distribution Shares as New Planet may from time to time reasonably request in writing.

     Planet agrees by acquisition of the Distribution Shares that, upon receipt of any notice from New Planet of the happening of any event of the kind described in Section 5.1(c)(iii) or 5.1(k) hereof, such holder will forthwith discontinue disposition of Distribution Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.1(c)(iii) or 5.1(k) hereof, or until it is advised in writing (the "Advice") by New Planet that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by New Planet, Planet will deliver to New Planet (at New Planet's expense) all copies, other than permanent file copies then in possession or control of Planet at the time of receipt of such notice.

     SECTION 5.2 REGISTRATION EXPENSES.Section 5.2 Registration Expenses All expenses incident to New Planet's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the NASD fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations of qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as Planet may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for New Planet and of all independent certified public accountants of New Planet securities acts liability insurance if New Planet so desires and fees and expenses of other Persons retained by New Planet (all such expenses being herein called "Registration Expenses") will be borne by New Planet, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. New Planet will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by New Planet.


                                 ARTICLE VI
                             DISPUTE RESOLUTION

     SECTION 6.1 AGREEMENT AND PLAN OF DISTRIBUTION DISPUTES. Section 6.1 Consulting and Distribution Agreement Disputes In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

     SECTION  6.2    ARBITRATION  IN  ACCORDANCE  WITH  AMERICAN  ARBITRATION
ASSOCIATION RULES. Section 6.2 Arbitration in Accordance with American Arbitration Association Rules All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     SECTION 6.3 FINAL AND BINDING AWARDS.Section 6.3 Final and Binding Awards Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     SECTION 6.4 COSTS OF ARBITRATION. Section 6.4 Costs of Arbitration In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     SECTION 6.5 SETTLEMENT BY MUTUAL AGREEMENT. Section 6.5 Settlement by Mutual Agreement Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.


                            SECTION VII SECTION VII
                          MISCELLANEOUS MISCELLANEOUS

     SECTION 7.1 NO INCONSISTENT AGREEMENTS. Section 7.1 No Inconsistent Agreements New Planet will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements.

     SECTION  7.2    SURVIVAL  OF  OBLIGATIONS.    Section  7.2    Survival of
Obligations The obligations of the parties under Sections 6 and 7 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise).

     SECTION 7.3 SEVERABILITY. Section 7.3 Severability In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

     SECTION 7.4 ENTIRE AGREEMENT, AMENDMENT. Section 7.4 Entire Agreement, Amendment This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter thereof. Planet acknowledges that it neither holds any right, warrant or option to acquire securities of New Planet, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

SECTION  7.5    NOTICES.    Section  7.5    Notices  All  notices  and  other
communications provided for or permitted hereunder shall be made in writing and shall be deemed to have duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

TO  NEW  PLANET:                       TO  PLANET

New  Planet  Resources,  Inc.          Planet  Resources,  Inc.
1415  Louisiana,  Suite  3100          One  Park  Ten  Place,  Suite  200
Houston,  Texas  77002                 Houston,  Texas  77084
Attn:  A.W.  Dugan,  President         Attn:  Hunter  M.A.  Carr,  President

WITH  AN ADDITIONAL COPY BY LIKE     WITH AN ADDITIONAL COPY BY LIKE
MEANS TO:                            MEANS TO:

Sonfield  &  Sonfield                Planet  Resources,  Inc.
770  South  Post  Oak  Lane          One  Park  Ten  Place,  Suite  200
Houston,  Texas  77056               Houston,  Texas  77084
Attn: Robert L. Sonfield, Jr., Esq.  Attn: Jonathan C. Gilchrist, Esq.


     and/or to such other persons and addresses as any party shall have specified in writing to the other.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 7.6 AsSIGNABILITY. Section 7.6 Assignability This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

     SECTION 7.7 GOVERNING LAW. Section 7.7 Governing Law This Agreement shall be governed by and construed under the laws of the State of Delaware.

     SECTION 7.8 WAIVER AND FURTHER AGREEMENT. Section 7.8 Waiver and Further Agreement Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     SECTION 7.9 HEADING OF NO EFFECT. Section 7.9 Headings of No Effect The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEW  PLANET  RESOURCES,  INC.



By:          /a/A.W.  Dugan
             --------------
        A.W.  Dugan,  President




PLANET  RESOURCES,  INC.



By:          /s/Hunter  M.A.  Carr
             ---------------------
        Hunter  M.A.  Carr,  President